Exhibit 10.19

FIFTH AMENDMENT

TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This FIFTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is made as of February 18, 2003, and entered into by and between UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC., a corporation organized and existing under the laws of the state of Delaware (the “Borrower”), and PNC BANK, NATIONAL ASSOCIATION (the “Bank”), and amends that certain Second Amended and Restated Credit Agreement dated as of January 30, 1998 by and between the Borrower and the Bank (the Second Amended and Restated Credit Agreement, as amended prior to the date hereof, is hereinafter referred to as the “Existing Credit Agreement”).

W I T N E S S E T H :

WHEREAS, the Borrower and the Bank entered into the Existing Credit Agreement; and

WHEREAS, upon the request of the Borrower, the Bank has agreed to modify the Existing Credit Agreement, all as more particularly set forth herein.

NOW THEREFORE, in consideration of the foregoing premises, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and with the intent to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

AMENDMENTS TO EXISTING CREDIT AGREEMENT

Section 1.01 Amendments to Section 1.1 of the Existing Credit Agreement. (a) The following defined terms and the definitions therefor are hereby added to Section 1.1 of the Existing Credit Agreement and inserted in correct alphabetical order:

Fifth Amendment: The Fifth Amendment to Second Amended and Restated Credit Agreement entered into by and between the Borrower and the Bank and dated as of February 18, 2003.

Fifth Amendment Effective Date: February 18, 2003, or such later date as all of the conditions set forth in the Fifth Amendment have either been satisfied by the Borrower or waived in writing by the Bank.

(b) The definition for the following defined terms contained in the Existing Credit Agreement are hereby amended and restated in their entirety as follows:

Government Loan: Any BIDP Loan, EDF Loan, EDS Loan, Melf Loan, Redevelopment Authority Loan, any loan from the New York Job Development Authority in connection with the Dunkirk Acquisition or a deferred loan in the principal amount of $200,000 from the Dunkirk Local Development Corporation to Dunkirk in connection with the acquisition by Dunkirk of a multiple bar shotblaster for the steel factory of Dunkirk located at 88 Howard Avenue in Dunkirk, New York.

Permitted Encumbrance: Any of the following:

(i) The Encumbrances in the Collateral granted to the Bank;

(ii) Encumbrances for taxes, assessments, governmental charges or levies on any of the Borrower’s properties if such taxes, assessments, governmental charges or levies (A) are not at the time due and payable or if they can thereafter be paid without penalty or are being contested in good faith by appropriate proceedings diligently conducted and with respect to which the Borrower has created adequate reserves, and (B) are not pursuant to any Environmental Law;

(iii) Pledges or deposits to secure payment of workers’ compensation obligations, unemployment insurance, deposits or indemnities to secure public or statutory obligations or for similar purposes; provided, however, after the Bridgeville Property Acquisition no such Encumbrance may attach to the Bridgeville Property;

(iv) Encumbrances arising out of judgments or awards against the Borrower with respect to which enforcement has been stayed and such Person at the time shall currently be prosecuting an appeal or proceeding for review in good faith by appropriate proceedings diligently conducted and with respect to which the Borrower has created adequate reserves or has adequate insurance protection; provided, however, that at no time may the aggregate Dollar amount of such liens exceed $100,000, and after the Bridgeville Property Acquisition no such Encumbrance may attach to the Bridgeville Property;

(v) Mechanics’, carriers’, workmen’s, repairmen’s and other similar statutory liens incurred in the ordinary course of the Borrower’s business, so long as the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings diligently conducted; provided, however, after the Bridgeville Property Acquisition no such Encumbrance may attach to the Bridgeville Property;

(vi) Security interests in favor of lessors of personal property, which property is the subject of a true lease between such lessor and the Borrower;

(vii) Encumbrances existing on the Closing Date and listed on Schedule 6.3; provided, however, that the Dollar amount of the obligation secured by an such Encumbrance shall not exceed the amount shown opposite such Encumbrance on Schedule 6.3;

(viii) Security interests in favor of lenders whose loans to the Borrower are permitted pursuant to Subsections 6.1(iii); provided, however, after the Bridgeville Property Acquisition no such Encumbrance may attach to the Bridgeville Property; and

(ix) Security interest in favor of the Dunkirk Local Development Corporation to secure the repayment of the deferred loan of $200,000 by the Dunkirk Local Development Corporation to Dunkirk incurred by Dunkirk to finance the acquisition of a multiple bar shotblaster for the steel factory of Dunkirk located at 88 Howard Avenue in Dunkirk, New York; provided, that, such lien is limited to such multiple bar shotblaster.

Revolving Credit Termination Date: April 30, 2005, as such date may be extended upon the terms and conditions set forth in Section 2.1f, or if any such day is not a Business Day, the Business Day next preceding such date.

Section 1.02 Amendment to Section 2.8 of the Existing Credit Agreement. Section 2.8 of the Existing Credit Agreement is hereby amended to add a new Subsection 2.8e which shall read as follows:

2.8e Fifth Amendment Closing Fee. The Borrower shall pay to the Bank on the Fifth Amendment Effective Date an amendment fee equal to the product determined by multiplying (x) the sum of the Term Loan outstanding on the Fifth Amendment Effective Date plus the Revolving Credit Commitment existing on the Fifth Amendment Effective Date, by (y) twenty-five (25) basis points (.25%).

Section 1.03 Amendment to Section 6.1 of the Existing Credit Agreement. Section 6.1 of the Existing Credit Agreement is hereby amended and restated to read as follows

6.1 Indebtedness. The Borrower shall not, nor shall the Borrower permit any Subsidiary of the Borrower, to create, incur, assume, cause, permit or suffer to exist or remain outstanding, any Indebtedness, except for:

(i) Indebtedness owed by the Borrower to the Bank or an affiliate of the Bank;

(ii) Indebtedness in existence as of the date hereof as set forth on Schedule 6.1, including all extensions and renewals thereof; provided, however that no such extension or renewal may involve an increase in the principal amount of such Indebtedness or any other significant change in the terms thereof;

(iii) Indebtedness due under Governmental Loans; provided, however that (A) the outstanding principal amount of all such Indebtedness shall not exceed, in the aggregate at any one time outstanding, $6,500,000, (B) all such Indebtedness (other than Indebtedness to (x) the New York Job Development Authority incurred in connection with the Dunkirk Acquisition, or (y) the Dunkirk Local Development Corporation incurred in connection with the acquisition of a multiple bar shotblaster for the steel factory of Dunkirk located at 88 Howard Avenue in Dunkirk, New York) must (I) be subject to an Intercreditor Agreement or (II) be subordinated to the repayment of the Obligations, as to security and repayment, in a manner in form and substance satisfactory to the Bank, and (C) after the Bridgeville Property Acquisition no such Indebtedness may be secured by an Encumbrance on the Bridgeville Property;

(iv) Indebtedness incurred by the Borrower, other than Indebtedness enumerated in items (i) through (iii) above, incurred after the date hereof; provided, however, that the outstanding principal amount of such Indebtedness shall not exceed, in the aggregate at any one time, $1,500,000, and, provided further however, after the Bridgeville Property Acquisition no such Indebtedness may be secured by an Encumbrance on the Bridgeville Property;

(v) Subordinated Indebtedness incurred by the Borrower and due to Holdings pursuant to the Holdings Credit Agreement; and

(vi) Indebtedness incurred to finance a Funded Acquisition which indebtedness, if not a Government Loan, must be subordinated to the Bank as to security and payment in a manner in form and substance reasonably satisfactory to the Bank; provided, however, after the Bridgeville Property Acquisition no such Indebtedness may be secured by an Encumbrance on the Bridgeville Property.

Section 1.04 Amendment to Subsection 6.4(iii) of the Existing Credit Agreement. Subsection 6.4(iii) of the Existing Credit Agreement is hereby amended and restated to read as follows:

(iii) Leverage. (x) Prior to January 1, 2003, the Borrower’s ratio of Consolidated Total Indebtedness to EBITDA, shall at all times not exceed 2.50:1.00, (y) on and after January 1, 2003, but prior to January 1, 2004, the Borrower’s ratio of Consolidated Total Indebtedness to EBITDA, shall at all times not exceed 3.50:1.00, and (z) on and after January 1, 2004, the Borrower’s ratio of Consolidated Total Indebtedness to EBITDA, shall at all times not exceed 2.50:1.00.

Section 1.05 Amendment to Subsection 6.4(iv) of the Existing Credit Agreement. Subsection 6.4(iv) of the Existing Credit Agreement is hereby amended and restated to read as follows:

(iv) Consolidated Debt Service Ratio. (x) Prior to January 1, 2003, as at the end of each Fiscal Quarter occurring during such period, the ratio of the Borrower’s EBITDA to Consolidated Debt Service shall not be less than 2.0:1.0, (y) on and after January 1, 2003, but prior to January 1, 2004, as at the end of each Fiscal Quarter occurring during such period, the ratio of the Borrower’s EBITDA to Consolidated Debt Service shall not be less than 1.5:1.0, and (z) on and after January 1, 2004, as at the end of each Fiscal Quarter occurring during such period, the ratio of the Borrower’s EBITDA to Consolidated Debt Service shall not be less than 2.0:1.0.

Section 1.06 No Other Amendments. The amendments to the Existing Credit Agreement set forth herein do not either implicitly or explicitly alter, waive or amend, except as expressly provided in this Amendment, the provisions of the Existing Credit Agreement. The amendments set forth herein do not waive, now or in the future, compliance with any other covenant, term or condition to be performed or complied with nor do they impair any rights or remedies of the Bank under the Existing Credit Agreement with respect to any such violation. Nothing in this Amendment shall be deemed or construed to be a waiver or release of, or a limitation upon, the Bank’s exercise of any of its rights and remedies under the Existing Credit Agreement or any other document or instrument delivered in connection therewith, whether arising as a consequence of any Events of Default which may now exist or otherwise, and all such rights and remedies are hereby expressly reserved.

ARTICLE II

BORROWER’S SUPPLEMENTAL REPRESENTATIONS

Section 2.01 Incorporation by Reference. As an inducement to the Bank to enter into this Amendment, (i) the Borrower hereby repeats and remakes herein, for the benefit of the Bank, the representations and warranties made by the Borrower in Sections 4.1 through 4.23, inclusive, of the Existing Credit Agreement, as amended hereby, except that for purposes hereof such representations and warranties shall be deemed to extend to and cover this Amendment and are remade as of the Fifth Amendment Effective Date, and (ii) the Borrower hereby represents and warrants that on and as the Fifth Amendment Effective Date that no Default or Event of Default has occurred and is continuing.

ARTICLE III

CONDITIONS PRECEDENT

Section 3.01 Conditions Precedent. Each of the following shall be a condition precedent to the effectiveness of this Amendment:

(a)     The Bank shall have received, on or before the Fifth Amendment Effective Date, the following items, each, unless otherwise indicated, dated on or before the Fifth Amendment Effective Date and in form and substance satisfactory to the Bank:

(i) A duly executed counterpart original of this Amendment;

(ii) A certificate from the Secretary of the Borrower certifying that the Articles of Incorporation and Bylaws of the Borrower previously delivered to the Bank are true, complete, and correct;

(iii) A certificate from the Secretary of the Borrower certifying the corporate resolutions of the Borrower authorizing the execution and delivery of this Amendment and the officers of the Borrower authorized to execute and deliver this Amendment on behalf of the Borrower;

(iv) Payment to the Bank of the amendment fee set forth in Subsection 2.8e of the Agreement as amended by this Amendment; and

(v) Such other instruments, documents and opinions of counsel as the Bank shall reasonably require, all of which shall be satisfactory in form and content to the Bank

(b) The following statements shall be true and correct on the Fifth Amendment Effective Date, and the Borrower shall deliver to the Bank a certificate certifying that:

(i) the representations and warranties made pursuant to this Amendment and in the other Loan Documents, as amended hereby, are true and correct on and as of the Fifth Amendment Effective Date as though made on and as of such date;

(ii) no petition by or against the Borrower or any Subsidiary of the Borrower has at any time been filed under the United States Bankruptcy Code or under any similar act;

(iii) no Event of Default or event which with the giving of notice, the passage of time or both would become an Event of Default has occurred and is continuing, or would result from the execution of or performance under this Amendment;

(iv) no material adverse change in the properties, business, operations, financial condition or prospects of the Borrower has occurred which has not been disclosed in writing to the Bank; and

(v) the Borrower has in all material respects performed all agreements, covenants and conditions required to be performed on or prior to the date hereof under the Existing Credit Agreement and the other Loan Documents.

ARTICLE IV

GENERAL PROVISIONS

Section 4.01 Ratification of Terms. Except as expressly amended by this Amendment, the Existing Credit Agreement and each and every representation, warranty, covenant, term and condition contained therein is specifically ratified and confirmed. The Borrower hereby confirms that any collateral for the Obligations, including but not limited to liens, Encumbrances, security interests, mortgages and pledges granted by the Borrower or third parties, shall continue unimpaired and in full force and effect. THE BORROWER EXPRESSLY RATIFIES AND CONFIRMS THE CONFESSION OF JUDGMENT AND WAIVER OF JURY TRIAL PROVISIONS CONTAINED IN THE EXISTING CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS.

Section 4.02 References. All notices, communications, agreements, certificates, documents or other instruments executed and delivered after the execution and delivery of this Amendment in connection with the Existing Credit Agreement, any of the other Loan Documents or the transactions contemplated thereby may refer to the Existing Credit Agreement without making specific reference to this Amendment, but nevertheless all such references shall include this Amendment unless the context requires otherwise. From and after the Fifth Amendment Effective Date, all references in the Existing Credit Agreement and each of the other Loan Documents to the Existing Credit Agreement shall be deemed to be references to the Existing Credit Agreement, as amended hereby.

Section 4.03 Incorporation Into Existing Credit Agreement. This Amendment is deemed incorporated into the Existing Credit Agreement. To the extent that any term or provision of this Amendment is or may be deemed expressly inconsistent with any term or provision of the Existing Credit Agreement, the terms and provisions hereof shall control.

Section 4.04 Counterparts. This Amendment may be executed in different counterparts, each of which when executed by the Borrower and the Bank shall be regarded as an original, and all such counterparts shall constitute one amendment.

Section 4.05 Capitalized Terms. Except for proper nouns and as otherwise defined herein, capitalized terms used herein as defined terms shall have the same meanings herein as are ascribed to them in the Existing Credit Agreement, as amended hereby.

Section 4.06 Taxes. The Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Amendment and such other documents and instruments as are delivered in connection herewith and agrees to save the Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

Section 4.07 Costs and Expenses. The Borrower will pay all costs and expenses of the Bank (including, without limitation, the reasonable fees and the disbursements of the Bank’s counsel, Tucker Arensberg, P.C.) in connection with the preparation, execution and delivery of this Amendment and the other documents, instruments and certificates delivered in connection herewith.

Section 4.08 GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA WITHOUT REGARD TO THE PROVISIONS THEREOF REGARDING CONFLICTS OF LAW.

Section 4.09 Headings. The headings of the sections in this Amendment are for purposes of reference only and shall not be deemed to be a part hereof.

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IN WITNESS WHEREOF, the parties hereto, with the intent to be legally bound hereby, have caused this Fifth Amendment to Second Amended and Restated Credit Agreement to be duly executed by their respective proper and duly authorized officers as a document under seal, as of the day and year first above written.

ATTEST:	UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.

/s/ Paul A. McGrath	By:	/s/ Richard M. Ubinger	(SEAL)
Name: Paul A. McGrath	Name:	Richard M. Ubinger
Title: Secretary	Title:	Chief Financial Officer

PNC BANK, NATIONAL ASSOCIATION

	By:	/s/ David B. Gookin
	Name:	David B. Gookin
	Title:	Vice President